Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 1, 2021 relating to the consolidated financial statements of Zai Lab Limited and its subsidiaries (the “Group”), appearing in the Annual Report on Form 10-K of the Group for the year ended December 31, 2020, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

April 19, 2021